Exhibit 10.12

MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE

This Multi-Tenant Industrial Triple Net Lease (this “Lease”) is made and entered into as of October 25th, 2019 (the “Effective Date”), by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Work Letter), Exhibit C (Prohibited Use), Exhibit D (Rules and Regulations), Exhibit E (Intentionally Omitted), Exhibit F (Requirements for Improvements or Alterations by Tenant), Exhibit G (Hazardous Materials Survey Form), Exhibit H (Additional Provisions), and Exhibit I (Judicial Reference).

1. BASIC LEASE INFORMATION.

1.1

“Building” shall mean the industrial building located at 533 Stone Road, Benicia, California 94510, and commonly known as Suite C. “Rentable Square Footage of the Building” is deemed to be 56,832 square feet.

1.2

“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located within the walls and below the ceiling within Building and such other areas as generally shown on Exhibit A to this Lease. The “Rentable Square Footage of the Premises” is deemed to be 16,896 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and Rentable Square Footage of the Premises are correct.

1.3	“Base Rent”:

Period	Monthly Base Rent
12/1/19-11/30/20	$9,800.00
12/1/20-11/30/21	$10,094.00
12/1/21-11/30/22	$10,396.82
12/1/22-11/30/23	$10,708.72
12/1/23-11/30/24	$11,029.99
12/1/24-1/31/25	$11,360.88

Notwithstanding the foregoing, Base Rent shall be abated (the “Abated Base Rent”), in the amount of $9,800.00 per month, for the first two (2) full calendar months of the Term; provided, however, that if an Event of Default (defined in Section 18.1) exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Event of Default is cured.

1.4	“Tenant’s Share”: 29.7297%.

1.5	“Term”: The period commencing on December 1, 2019 (the “Commencement Date”) and, unless terminated earlier in accordance with this Lease, ending on January 31, 2025 (the “Termination Date”).

Oct 24, 2019

1.6	Allowance(s): an amount not to exceed $18,000.00, as further described in the attached Exhibit B.

1.7	“Security Deposit”: $15,000.00, as more fully described in Section 5.

1.8	“Guarantor(s)”: None.

1.9

“Broker(s)”: CBRE, Inc. (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Cushman & Wakefield (“Landlord’s Broker”), which represented Landlord in connection with this transaction.

1.10	“Lease Year”: Each twelve (12) month period during the Term commencing on the Commencement Date.

1.11	“Permitted Use”: Warehousing, packaging and distribution of supplements, with ancillary office uses, subject to Section 2.2 below.

1.12	“Notice Address(es)”:

Landlord:	Tenant:

ICON Owner Pool 1 SF Non-	Prior to the Commencement Date:
Business Parks, LLC
90 Park Avenue 32nd Floor	Thorne Research, Inc.
New York, New York 10016	ATTN: Kim Pearson, General
Attention: General Counsel	Counsel
620 Omni Industrial Blvd.
And	Summerville, South Carolina 29486
Email: kpearson@thorne.com
ICON Owner Pool 1 SF Non-
Business Parks, LLC	From and after the Commencement
220 Commerce Drive, 4th Floor	Date:
Fort Washington, PA 19034
Email: lease	Thorne Research, Inc.
administration@gptreit.com	ATTN: Kim Pearson, General
Counsel
And	620 Omni Industrial Blvd.
Summerville, South Carolina 29486
ICON Owner Pool 1 SF Non-	Email: kpearson@thorne.com
Business Parks, LLC
3100 Bristol Street, Suite 220
Costa Mesa, CA 92626
Attention: Asset Manager

1.13

“Property” means the Building and the parcel(s) of land on which it is located (the “Land”) and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of Land on which they are located.

Oct 24, 2019

1.14	“Project” means the buildings, including the Building located within Benicia Warehouse.

1.15	“Initial Tenant’s Work” means the work that Tenant may perform in the Premises pursuant to a separate agreement (the “Work Letter”), attached to this Lease as Exhibit B.

2. PREMISES/USE.

2.1

Premises. Landlord hereby leases to Tenant the Premises, but excluding the Common Area (as herein defined) and any other portion of the Building, the Land, Property and/or the Project. Tenant (i) accepts the Premises “AS-IS,” except as may be expressly set forth in the Work Letter, (ii) acknowledges that the Premises are acceptable for Tenant’s use and that neither Landlord nor any broker or agent has made, or shall be deemed to have made, any representations or warranties in connection with the Premises or their fitness for Tenant’s use or compliance with Applicable Laws (as herein defined) and (iii) waives all claims of defect in the Premises and any implied warranty that the Premises are suitable for Tenant’s intended purposes. Tenant hereby acknowledges that the area of the Premises set forth in the Basic Lease Information is approximate only, and Tenant accepts and agrees to be bound by such figure for all purposes in this Lease.

2.2

Use. The Premises shall be used only for the Permitted Use and for no other uses without Landlord’s written consent. Tenant’s use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, zoning, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Property, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation ‘the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as defined in Section 15.1), and any covenants, conditions and restrictions encumbering the Land, Property and/or the Project (“CC&Rs”) or any supplement thereto recorded in any official or public records with respect to the Property and/or the Project or any portion thereof (collectively, “Applicable Laws”). Tenant shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Tenant’s use or occupancy of the Premises and for performing, at Tenant’s sole cost, all modifications or additions to the Premises or the Common Areas in order to be in ADA compliance. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to bring the Premises or Common Areas into compliance with ADA. If a change to the Common Areas or the Building becomes required under Applicable Law (or if any such requirement is enforced) as a result of any Alterations (herein defined) made to the Premises, the installation of any trade fixture in the Premises, any particular use of the Premises other than the Permitted Use, or any breach of Tenant’s obligations under this Lease, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to five percent (5%) of the cost of such change. In no event shall the Premises be used for any Prohibited Use (as defined in Exhibit C). Tenant shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time prescribe (“Rules and Regulations”). Landlord shall not be responsible or liable to Tenant for the non-performance of any other tenant or occupant of the Building or Project of the Rules and Regulations or for any interference or disturbance of Tenant by any other tenant or occupant. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area, Property or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, use or allow the Premises to be used for any unlawful purpose or conduct, or permit to be conducted, any auction upon the Premises.

3. ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

3.1	Intentionally Omitted.

3.2	Possession. Landlord shall not be liable for a failure to deliver possession of the

Premises or any other space including as a result of the holdover or unlawful possession of such space by another party, provided, however, Landlord shall use reasonable efforts to obtain possession of any such space. In such event, the Commencement Date for the Premises, or the commencement date for such other space, as applicable, shall be postponed until the date Landlord delivers possession of such space to Tenant free from occupancy by any party. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s approval.

3.3

Early Access. Notwithstanding the foregoing but subject to the terms of this Section 3.3, provided that this Lease has been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit and the insurance certificates required hereunder, Tenant, at Tenant’s sole risk, shall be permitted to occupy the Premises solely for purposes of performing the Initial Tenant’s Work mid installing furniture, equipment or other personal property. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises for such purposes. However, Tenant shall be liable for any separately metered utilities and services provided to Tenant during such period as described above.

4. RENT. Tenant shall pay to Landlord the Base Rent, Real Property Taxes (as herein defined) and Operating Expenses (as herein defined), without notice, demand, offset or deduction, in advance, on the first day of each calendar month. All Rent and payments required to be paid by Tenant to Landlord shall be made by Tenant payable to the entity and sent to the address Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord or by Electronic Fund Transfer of immediately available federal funds before 11:00 a.m. Eastern Time. Upon the execution of this Lease, Tenant shall pay to Landlord the third month’s Base Rent (subject to Abated Base Rent), the Security Deposit, and the first monthly installment of estimated Operating Expenses. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent that Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder (“Additional Rent”), whether or not such sums are designated Additional Rent. The term “Rent” means the Base Rent and all Additional Rent payable hereunder. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or Additional Rent for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to ten percent (10%) of such delinquent sum and such delinquent sum shall also bear interest from the date such amount was due until paid in full at the lesser of (i) fifteen percent (15%); or (ii) at the maximum rate permitted by law (“Applicable Interest Rate”). The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the full and faithful performance of each provision of this Lease to be performed by Tenant. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in the case of an Event of Default by Tenant. If Tenant breaches any provision hereof, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. No interest shall accrue on the Security Deposit and Landlord is not required to keep the Security Deposit separate from Landlord’s own funds. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant within a reasonable period of time after Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Section.

6. UTILITIES.

6.1

Utilities. Tenant shall pay all charges for heat, water, gas, electricity, telephone, internet and any other utilities and services used on or provided to the Premises, along with any taxes, penalties, and surcharges related thereto and any maintenance and facility charges in connection with the provision of such utilities. In the event the Premises is not separately metered, Tenant shall have the option, subject to Landlord’s prior written consent and the terms of this Lease, to cause the Premises to be separately metered at Tenant’s cost and expense. If Tenant does not elect to cause the Premises to be separately metered, Tenant shall pay a reasonable proration of utilities, as determined by Landlord.

6.2

Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, casualty, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; (f) act or default by Tenant or other party; or (g) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Section 16 and Section 17 if such failure is a result of any casualty damage or Taking described therein), no eviction of Tenant shall result, and Tenant, shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation concerning constructive eviction or permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

7. TAXES. Tenant shall pay to Landlord Tenant’s Share of all Real Property Taxes (as herein denied) for each full or partial calendar year during the Term in accordance with the terms and provisions of Section 8 and Section 9 below. “Real Property Taxes” shall mean (a) all taxes, assessments, supplementary taxes, possessory interest taxes, levies, fees, exactions or charges and other governmental charges, together with any interest, charges, fees and penalties in connection therewith, which are assessed, levied, charged, conferred or imposed by any public authority upon the Land, the Building, the Property, the Project or any other improvements, fixtures, equipment or other property located at or on the Land, the Building, the Property, or the Project, all capital levies, franchise taxes, any excise, use, margin, transaction, sales or privilege taxes, assessments, levies or charges and other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease (excluding net income taxes imposed on Landlord unless such net income taxes are in substitution for any Real Property Taxes payable hereunder), including but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Land, Building, Property, Project or Premises, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the share of the Land, Building, Property, Project and Premises of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Land, Building, Property, Project or Premises; (b) all personal property taxes for property that is owned by the landlord and used in connection with the operation, maintenance and repair of the Land, Building,

Project or Premises; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by the landlord for compliance, review and appeal of tax liabilities. Prior to delinquency, Tenant shall pay all taxes and assessments, together with any interest, charges, fees and penalties in connection therewith, levied upon trade fixtures, alterations, additions, improvements, inventories, equipment and other personal property located and/or installed on the Premises by Tenant; and, upon request, Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord. Landlord may, but is not obligated to, contest by appropriate legal proceedings the amount, validity, or application of any Real Property Taxes or liens thereof.

8. OPERATING EXPENSES.

8.1

Operating Expenses. Tenant shall pay to Landlord Tenant’s Share of Operating Expenses for each full or partial calendar year during the Term, as provided in Section 9 below. It is intended that this Lease be a “triple net lease,” and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as expressly set forth in this Lease. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises, Property or the Project. To the extent the Building shares certain items or services with other buildings, Landlord shall reasonably allocate items or services between such buildings and/or users.

8.2

Definition of Operating Expenses. “Operating Expenses” means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair, replacement and management of the Building, the Land, the Building Common Area, the Project and/or the Project Common Area, including, but not limited to: (1) repair, replacement, maintenance, utility costs and landscaping of the Building Common Area and Project Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), common driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping (including tree trimming), irrigation systems, fences and gates and other costs which are allocable to the Building, the Building Common Area, the Land, the Project and/or the Project Common Area; (2) non-structural maintenance and repair of the roof (and roof membrane), skylights and exterior walls of the Premises (including exterior painting); (3) the costs relating to the insurance maintained by Landlord as described in Section 11.1 below, including, without limitation, Landlord’s cost of any deductible or self-insurance retention; (4) costs under maintenance contracts for, and the repair and replacement of, the elevators, if any, and all heating, ventilation and air-conditioning (HVAC) systems, but only to the extent maintained by Landlord or to the extent used in common with other occupants of the Building or Project or otherwise serving any Common Area; (5) maintenance, repair, replacement, monitoring and operation costs of all mechanical, electrical and plumbing systems, but only to the extent maintained by Landlord or to the extent used in common with other occupants of the Building or Project or otherwise serving any Common Area; (6) maintenance, repair, replacement, monitoring and option costs of the fire/life safety and sprinkler system (to the extent Landlord is obligated to do so pursuant to Section 12.2); (7) trash collection and snow removal costs; (8) costs of capital improvements or capital replacements (excluding the roof structure) made to or capital assets acquired for the Building, the Project, or the Land after the Commencement Date that are intended to reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Building or the Project or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the period determined by Landlord, together with interest on the unamortized balance at ten percent (10%); (9) commercially reasonable reserves set aside for maintenance and repair; (10) any other costs incurred by Landlord related to the Building, the Land and/or the Project including, but not limited to, paving, parking areas, roads, driveways, alleys, mowing, landscape, heating and ventilation; (11) assessments, association fees and all other costs assessed or charged under the CC&Rs, if any, that are attributable to the Land, the Building and/or the Project in connection with any property owners or maintenance association or operator; and (12) a management fee, not to exceed 5% of gross receipts from leases at the Building and/or the Project, for the management of this Lease, the Premises, the Building, the Land and/or the Project including the cost of those services which are customarily performed by a property management services company, whether performed by Landlord or by an affiliate of Landlord or through an outside management company or any combination of the foregoing. Operating Expenses shall not include (i) replacement of or structural repairs to the roof structure or the exterior walls; (ii) repairs to the extent covered by insurance proceeds that are actually received by Landlord, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Project other than Tenant; (iv) marketing expenses; and (v) any cost or expense associated with compliance with any laws, ordinances, rules or regulations regarding any condition existing in the Building or on the Land or in the Project if such condition existed prior to the Commencement Date.

8.3

Gross Up. If the Project is less than ninety-five percent (95%) occupied during any calendar year, the variable components of Operating Expenses as determined by Landlord shall be calculated as if the Project had been 95% occupied for the full calendar year. Any Operating Expenses or Real Property Taxes that are specifically attributable to the Building or to any other building in the Project or to the operation, repair and maintenance thereof, may be allocated entirely to the Building or to such other building. However, any Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, may be equitably allocated by Landlord to all buildings in the Project.

9. ESTIMATED EXPENSES.

9.1

Payment. “Estimated Expenses” for any particular year shall mean Landlord’s estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant’s Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and/or Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Expenses for such year.

9.2

Adjustment. “Operating Expenses and Real Property Taxes Adjustment” (or “Adjustment”) shall mean the difference between Tenant’s Share of Estimated Expenses, on the one hand, and Tenant’s Share of Operating Expenses and Real Property Taxes, collectively, on the other hand, for any calendar year. Promptly after the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant’s Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant’s payments for Operating Expenses are less than Tenant’s Share of Operating Expenses, of if Tenant’s payments of Real Property Taxes are less than Tenant’s Share of Real Property Taxes, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant’s obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant’s payments for Operating Expenses exceed Tenant’s Share of Operating Expenses, or if Tenant’s payments for Real Property Taxes exceed Tenant’s Share of Real Property Taxes, then so long as an Event of Default by Tenant has not occurred Landlord shall credit such excess amount to future installments of Tenant’s Share of Operating Expenses and/or Real Property Taxes, as the case may be, for the next calendar year (or pay to Tenant such excess in the event the Term has expired). If an Event of Default by Tenant occurs, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

10. INDEMNITY AND WAIVER OF CLAIMS.

10.1

Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective trustees, members, managers, principals, beneficiaries, partners, directors, officers, employees, shareholders, Mortgagees, agents, contractors, successors and assigns (individually and collectively, “Indemnitees”) from and against any and all claims, judgments, causes of action, damages, obligations, penalties, fines, taxes, costs, liens, liabilities, losses, charges and expenses, including without limitation all attorneys’ fees and other professional fees (collectively referred to as “Losses”) which may be imposed upon, incurred by or asserted against Landlord or any of the Indemnitees at any time during or after the Term by any third party and arising out of or in connection with (1) any Event of Default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (2) any damages or injury occurring in the Premises, Tenant’s use of the Premises, any acts or omissions (including violations of Applicable Laws) of Tenant or any Tenant Party, the conduct of Tenant’s business, or any activity, work or things done, permitted or suffered by

Tenant or any Tenant Party in or about the Premises, the Building, the Common Area, the Property or other portions of the Project, except to the extent caused by Landlord’s gross negligence or willful misconduct. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the costs of such defense. The obligations of Tenant under this Section 10 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

10.2

Waiver of Claims. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of illness or injury to persons in, upon or about the Premises, the Building, the Land, the Common Area or other portions of the Property or Project arising from any cause and all risk of damage to property including, but not limited to, Tenant’s Property and all Alterations in, upon or about the Premises, the Building, the Land, the Common Area or other portions of the Property arising from any cause and Tenant hereby expressly releases Landlord and the Indemnities and waives all claims in respect thereof against Landlord and the Indemnities provided, however, subject to Section 11.3.5, the foregoing release and waiver shall not apply to the extent such claims are caused by Landlord’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any of the Building or the Project or Landlord’s failure to enforce the terms of any agreements with parties other than Tenant.

11. INSURANCE.

11.1

Landlord. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, “all risk” or “special cause of loss form” coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles in the form and endorsements of such coverage as selected by Landlord, together with business interruption insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord’s cost of any self-insurance deductible or retention.

11.2

Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force at all times the following insurance (and any other commercially reasonable form(s) of insurance Landlord may reasonably require from time to time) in the following coverage amounts, which coverage amounts Landlord may reasonably increase from time to time upon reasonable advance written notice to Tenant in the event Tenant’s operations change or Landlord otherwise reasonably determines that such coverage amounts are inadequate under the circumstances:

11.2.1

Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (“CGL Policy”) (occurrence form) having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate per location (if Tenant has multiple locations) (and not more than Twenty-Five Thousand Dollars ($25,000.00) self-insured retention/deductible), providing coverage for defense costs outside of the policy limits and including coverage for, among other things, bodily injury, personal injury, property damages arising out of Tenant’s operating and contractual liabilities, including coverage formerly known as broad form, blanket contractual liability for both oral and written contracts, premises and operations, products/completed operations, owners and contractors protective, personal and advertising injury, and with an “Additional Insured-Managers or Lessors of Premises Endorsement” and containing the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The CGL Policy shall delete the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit. The CGL Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease;

11.2.2

Automobile Liability Insurance. Business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

11.2.3

Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by applicable state and federal statute, and covering all persons employed by Tenant, including volunteers, in the conduct of its operations on the Premises, together with employer’s liability insurance coverage in the amount of at least One Million Dollars ($1,000,000.00) each accident for bodily injury by accident; One Million Dollars ($1,000,000.00) each employee for bodily injury by disease; and One Million Dollars ($1,000,000.00) policy limit for bodily injury by disease;

11.2.4

Property Insurance. “All risk” or “special cause of loss form” property insurance including coverage for vandalism, malicious mischief, sprinkler leakage and, if applicable, boiler and machinery comprehensive form, insuring (1) Tenant’s fixtures, furniture, equipment (including electronic data processing equipment, if applicable), merchandise, inventory, and all other personal property and other contents contained within the Premises

(collectively “Tenant’s Property”) and (2) the Alterations (as hereinafter defined) in an amount equal to the then applicable full replacement cost thereof. Landlord shall be designated as a loss payee with respect to Tenant’s property insurance on any Alterations. The foregoing property insurance shall include warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises, if the property of Tenant’s invitees is to be kept in the Premises;

11.2.5

Business Interruption. Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings for a period of not less than twelve (12) months, attributable to all perils included in the “all risk” or “special cause of loss form” property insurance policy required in Section 11.2.4 above or attributable to prevention of access to the Premises as a result of such perils; and

11.2.6

Environmental Insurance. If require by Landlord because of special environmental concerns regarding Tenant’s operations, Pollution Legal Liability Insurance and/or Environmental Impairment Insurance covering claims for damage or injury caused by hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration or work and material necessary to return the Premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Tenant’s hazardous materials on the Premises. If such coverage is required, Landlord shall determine limits of liability.

11.2.7

Umbrella/Excess Insurance. An umbrella policy or excess liability policy having a limit of not less than Five Million Dollars ($5,000,000.00), which policy shall be in “following form” and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. Such umbrella liability policy or excess liability policy shall include coverage for additional insureds.

11.3	General.

11.3.1

Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a “Financial Strength Rating” of at least “A-VIII” (or such higher rating as may be required by a Mortgagee [as herein defined] having a lien on the Premises) as determined by A.M. Best Company.

11.3.2

Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of ACORD 28 (Evidence of Commercial Property Insurance) and ACORD 25-S (Certificate of Liability Insurance) (or in a form acceptable to Landlord in its reasonable discretion), no later than seven (7) days after the Effective Date of this Lease (but in any even prior to any entry onto the Premises by Tenant or any employee, agent or contractor of Tenant). Upon request, Tenant shall also provide to Landlord a true, correct and complete copy of the actual insurance policy for all insurance required to be maintained by Tenant hereof. Tenant shall, at least ten (10) days prior to expiration of any required coverage, furnish Landlord with certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in Section 11.2 have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. If tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys’ fees and expenses) resulting from said failure. If Tenant fails to deliver any certificate or renewal to Landlord required under this Lease within the prescribed time period or in any such policy is canceled or modified during the Term without Landlord’s prior written consent, Landlord may obtain such insurance for the exclusive benefit of Landlord, in which case Tenant shall reimburse Landlord for the cost of such insurance within 15 days after receipt of a statement that indicated the cost of such insurance.

11.3.3

Additional Insureds; Primary Coverage. Landlord, Landlord’s Mortgagee, if any, any property management company of Landlord for the Premises, and any other party designated by Landlord shall be named as additional insureds (“Additional Insureds”) under Insurance Services Office (“ISO”) endorsement CG 201011 85 under all of the policies required by Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7, and such endorsement shall be included with the certificates to be provided to Landlord pursuant to Section 11.3.2 above. The policies carried or required to be carried by Tenant pursuant to Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7 shall provide for severability of interest and shall be primary as respects the Additional Insureds, and any insurance maintained by the Additional Insureds shall be excess and non-contributing. Landlord is to be insured as its interests may appear and is to be designated as a loss payee on the insurance required to be maintained by Tenant pursuant to Sanction 11.2.4.

11.3.4	Limits of Insurance. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease, except as expressly provided in Section 11.3.5 below.

11.3.5

Mutual Waiver of Subrogation. Each party waives, and shall cause its insurance carrier to waive any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 11.3.5, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

11.3.6

Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas, Property or the Project which could give rise to a claim under any of the insurance policies required under this Section 11.

12. REPAIRS AND MAINTENANCE.

12.1

Tenant Obligations. Except as otherwise expressly provided in Section 12.2, Tenant, at Tenant’s sole cost and expense, shall keep and maintain the interior and exterior of the Premises in good, clean and safe order, condition and repair, including replacement (as necessary), including, without limitation, the following: loading docks, roll up doors and ramps; floors, subfloors and floor coverings; walls and wall coverings (excluding painting of exterior walls); doors, locks and other locking devices, windows, glass and plate glass; ceilings, skylights, and lighting systems; all plumbing, electrical and mechanical equipment and systems inside or exclusively serving the Premises; all heating, ventilating and air conditioning equipment and systems inside or exclusively serving the Premises (subject to Landlord’s rights described below); and wiring, appliances and devices using or containing refrigerants, or otherwise attached to or part of Tenant’s trade-fixtures and/or equipment. Tenant shall enter into a regularly scheduled preventive maintenance/service contract (“Service Contract”) with a maintenance contractor reasonably acceptable to Landlord for servicing all heating ventilation, and air conditioning systems and equipment inside or exclusively serving the Premises (collectively, the “HVAC System”). Tenant shall deliver full and complete copies of the Service Contract (and any other service contracts entered into by Tenant) to Landlord within one hundred twenty (120) days after the Commencement Date. Notwithstanding the foregoing, Landlord may elect to maintain the Service Contract respecting the HVAC System, in which case Tenant shall reimburse Landlord within thirty (30) days after Landlord’s demand for the cost of the Service Contract and shall promptly undertake and complete the repairs and/or replacements recommended by such maintenance contractor during the Term of this Lease. All repairs and replacements by Tenant shall be made and performed: (1) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (2) by certified contractors or mechanics reasonably approved by Landlord, (3) so that same shall be at least equal in quality, value and utility to the original work or installation, (4) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building, Property or the Project, and (5) in accordance with the Rules and Regulations and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under this Lease, which failure continues at the end of fifteen (15) days following Tenant’s receipt of written notice from Landlord stating the nature of the failure, or in the case of an emergency immediately without prior notice, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the costs of maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repair, as required by any Applicable Law.

12.2

Landlord Obligations. Landlord shall repair damage to structural portions of the roof, foundation and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building; provided, (a) if such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant’s sole expense and (b) Landlord shall not be required to make any repair resulting from (1) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, moving, use or operation of Tenant’s Property, (3) Tenant’s use or occupancy of the Premises in violation of Section 15 of this Lease, (4) fire and other casualty, except as provided by Section 16 of this Lease, or (5) condemnation, except as provided in Section 17 of this Lease. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building, the Project and/or the Common Area at the expense of Landlord under any Applicable Laws.

13. ALTERATIONS.

13.1

Trade Fixtures; Alterations. Subject to limitations set forth in this Lease, Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that all alterations are done in compliance with Exhibit F and such items are installed and are removable without structural or material damage to the Premises, or the Building. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant’s compliance with the provisions of Exhibit F and any other applicable requirements of Landlord regarding construction of improvements and alterations. If Landlord does not respond to a written request from Tenant made in accordance with Exhibit F within ten (10) business days, then Landlord shall be deemed to disapprove such request. If requested by Landlord, Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof.

13.2

Damage; Removal. Upon the expiration or earlier termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions (“Alteration(s)”) made or installed by or for the benefit of Tenant and repair all damage caused by the installation or removal thereof; provided, however, Landlord may require Tenant to have all or any portion of such items designated by Landlord to remain at the Premises, in which event they shall be and become the property of Landlord upon the expiration or earlier termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area, the Property or the Project whatsoever.

13.3

Liens. Tenant shall promptly pay a charge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics’ and materialmen’s liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. Tenant shall remove any such lien within ten (10) business days after notice from Landlord, and if Tenant fails to do so, an Event of Default by Tenant shall have occurred, and in addition, Landlord, without limiting its remedies, may bond, insure over or otherwise pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

14. LANDLORD’S RIGHTS. Landlord reserves the right to enter the Premises upon reasonable notice to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Land so long as such change does not materially and adversely impact Tenant’s use of the parking area and/or access to the Premises; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Common Area or the Building; install, maintain and operate conduit cabling within the utility and/or conduit ducts and risers within the Building, as well as grant lease, license or use rights to third parties, to utilize the foregoing easements or licenses on the Land, the Property and/or the Project; grant easements, rights of way, utility raceways and make dedications; dedicate for public use portions of the Land, the Property and/or the Project; and record parcel maps, restrictions, covenants, conditions and restrictions affecting the Land, the Property and/or the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant’s use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Building, the Property and/or the Project; affix reasonable signs and displays on the Building and/or the Land (including rental signs); and, show the Premises to prospective purchasers, current or prospective investors, Mortgagees, ground lessees or insurers, or, during the last twelve (12) months of the Term (or while an uncured Event of Default exists), prospective tenants. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after normal business hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

15. ENVIRONMENTAL MATTERS.

15.1

Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant’s or Tenant’s affiliates’ employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a “Tenant Party” and collectively, “Tenant’s Parties”) to cause or permit, any Hazardous Materials (as defined herein) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area, Property or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. As used herein, the term “Environmental Laws” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or the term “Hazardous Materials” means and pollutant, or contaminant listed or defined as Environmental Laws, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and explosives, flammables, or radioactive substances of any kind. As defined in Environmental Laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Tenant and Tenant’s Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Tenant shall neither create or suffer to exist, nor permit any Tenant Party to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant’s or any Tenant Party’s occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase “environmental condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly notify both the property manager and the Landlord and shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord’s election, reimburse Landlord, upon demand, for the cost to Landlord of performing work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord’s bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

15.2

Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless the Indemnitees from and against any and all Losses of or in connection with (1) Tenant and/or any Tenant Party’s breach of this Section 15, or (2) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s activities, or failure to act, in connection with the Premises. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the cost of such defense. This indemnity shall include, without limitation, any Losses arising from or in connection with (i) the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, (ii) the cost of any required or necessary repair, cleanup or detoxification, and the preparations and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, interest, penalties, profits, consequential damages, the cost of demolition or rebuilding any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws), (iv) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories, and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Laws, and (v) diminution in the fair market value of the Property including without limitation any reduction in fair market rental value or life expectancy of the Property or improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant hereto. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant hereto. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

15.3

Environmental Questionnaire Disclosure. Prior to the execution of this Lease, Tenant shall complete, execute, and deliver to Landlord a Hazardous Materials Survey Form in the form of Exhibit G attached hereto (“Survey Form”), and Tenant shall certify to Landlord that all information contained in the Survey Form is true and correct. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely on the information contained therein. Within ten (10) days following receipt by Tenant of a written request therefore from Landlord (which request shall not be made more often than annually), Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Tenant intends to store, generate, use or dispose of on, under or about the Premises. At Landlord’s option, Tenant’s disclosure obligation under this Subparagraph shall include the requirement that Tenant update, execute and deliver to Landlord the Survey Form, as the same may be modified by Landlord from time to time.

15.4

Surrender. In the 90 days prior to the expiration or termination of the Lease, and for up to 90 days after the late to occur of: (i) Tenant’s full surrender to Landlord of exclusive possession of the Property; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property performed. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the consultant performing such assessment which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property caused by the acts or omissions of Tenant or any Tenant Parties. Tenant’s obligations under this Section 15.4 shall survive the expiration or termination of this Lease.

16. DAMAGE AND DESTRUCTION. If at any time during the Term all or a portion of the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after Landlord becomes aware of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed nine (9) months from the issuance of all permits, subject to extensions for Force Majeure, Landlord may elect to terminate this Lease and if such restoration period is greater than twelve (12) months from the issuance of all permits, then Tenant may, as its sole remedy, terminate this Lease on or before thirty (30) days after receipt of Landlord’s notice describing the estimated restoration time that is greater than twelve (12) months. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the fire or other casualty shall have the right to terminate this lease if: (1) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt or ground lease, or (2) a material uninsured loss to the Building or Premises occurs. If neither party either elects to terminate this Lease as provided above or if neither party has the right to terminate this Lease as provided above, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly commence to restore the Premises, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Such restoration shall be to substantially the same condition that existed prior to the fire or other casualty, except for modifications required by Applicable Laws. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant insurance with respect to any Alterations, provided if the estimated cost to repair such Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Alterations. In no event shall Landlord be required to spend more for the restoration of the Premises than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the fire or other casualty, or the repair thereof. If this Lease is not terminated by Landlord or Tenant in accordance with this section, Tenant shall be responsible for and shall pay to Landlord Tenant’s Share of any deductible or retention amount payable under the property insurance for the Building following any such casualty. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than three (3) months to repair such damage. Provided no Event of Default by Tenant has occurred, Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is untenantable bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate this Lease by reason of damage or casualty loss. Tenant agrees that the terms of this Section 16 shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

17. CONDEMNATION. If any part of the Premises or the Building should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Property and/or the Project (as determined by Landlord), then upon written notice by Landlord this Lease shall terminate and Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes shall be apportioned as of said date. If part of the Premises or the Building shall be Taken and such condemnation does not materially interfere with or impair Landlord’s ownership or operation of the Property and/or the Project, and this Lease is not terminated as provided above, the Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes payable hereunder during the unexpired Term shall be reduced to such extent as Landlord reasonably determines under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the terms of this Section 17 shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

18. DEFAULT.

18.1	Event of Default. The occurrence of any of the following events shall, at Landlord’s option, constitute an “Event of Default”:

18.1.1	Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of three (3) days after written notice to Tenant.

18.1.2

Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively, a “proceeding for relief’); (3) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

18.1.3

Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

18.1.4

Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (1) ensure that Tenant’s insurance for the Premises will not voided or cancelled with respect to the Premises as a result of such vacancy, (2) ensure that the Premises are secured and not subject to vandalism and (3) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect.

18.1.5	There shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

18.1.6	Tenant shall fail to discharge lien placed upon the Premises in violation of this Lease within fifteen days after such lien or encumbrance is filed against the Premises.

18.1.7

Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 18.1, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.

18.1.8	Tenant or any affiliate off Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or the Project.

18.2

Landlord’s Remedies. Upon any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

18.2.1

Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following:

(a)	The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b)

The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)

The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d)

Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e)	At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted, om time to time by Applicable Law.

As used in Sections 18.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each Calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Applicable Law. As used in Section 18.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount, rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%.

18.2.2

Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

18.2.3

Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Section 18.2.1 and Section 18.2.2, or any law or other provision hereof), without prior demand or notice except as required by law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

18.3

Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.	ASSIGNMENT AND SUBLETTING.

19.1

Tenant shall not assign, sublet, convey, mortgage, license, or otherwise transfer (“Transfer”), whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord’s prior written approval, which shall not be unreasonably withheld. A “Transfer” shall be deemed to include, without limitation, any of the following: (i) the merger of Tenant with any other entity or the indirect or direct transfer of any controlling or managing ownership or beneficial interest in Tenant, and (ii) the assignment or transfer of a substantial portion of the assets of Tenant, whether or not located at the Premises. If Tenant desires to undertake a Transfer, Tenant shall give Landlord prior written notice thereof with copies of all related documents and agreements associated with the Transfer, including without limitation, the financial statements of any proposed assignee, subtenant or transferee, at least thirty (30) days prior to the anticipated effective date of the Transfer. Tenant shall pay Landlord’s reasonable attorneys’ and financial consultant’s fees incurred in the review of such documentation whether or not a Transfer is consummated or approval is granted. If Landlord fails to notify Tenant in writing of Landlord’s approval or disapproval of any proposed Transfer within fifteen (15) business days of Landlord’s receipt of all required documentation, Landlord shall be deemed to have disapproved such Transfer. If Landlord approves of such Transfer, the parties shall enter into a consent agreement in a form reasonably designated by Landlord, and in the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. Any purported Transfer contrary to the provisions hereof shall be void and constitute an Event of Default. This Lease may not be assigned by operation of law. In the event of an assignment of this Lease or subletting of more than 20% of the rentable square footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), Landlord shall have the right to recapture the portion of the Premises that Tenant is proposing to assign or sublease. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. If Tenant receives rent or other consideration for any such Transfer in excess of the Rent, or in the case of a sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord sixty percent (60%) of the difference between each such payment of rent or other consideration and the Rent required hereunder, after Tenant’s recovery of its actual and reasonable attorney’s fees, brokerage commissions and improvement allowances or improvement costs incurred directly in connection with such assignment or subletting, determined on a straight-line basis. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment had been made, and in no event shall any assignment or other Transfer release or relieve Tenant from any obligation under this Lease. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant’s rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

19.2

Notwithstanding anything to the contrary contained in this Section 19, neither Tenant nor any other person having a right to possess, use or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a Transfer of any right or interest in the Use of all or any part of the Premises.

20.	ESTOPPEL, ATTORNMENT, AND SUBORDINATION.

20.1

Estoppel. Within ten (10) days after written request by Landlord, Tenant shall execute and deliver a commercially reasonable certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Event of Defaults and the amount of rent that is due and payable. Tenant’s failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured Event of Defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (3) no more than one month’s Base Rent has been paid in advance.

20.2

Subordination. This Lease shall unconditionally be and at all times remain subject and subordinate to all ground leases, master leases and all mortgages and deeds of trust which now or hereafter affect the Premises, the Property or the Project or Landlord’s interest therein (including any modifications, renewals or extensions thereof and all amendments thereto) (collectively, referred to as a “Mortgage”, all without the necessity of Tenant’s executing further instruments to affect such subordination. The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord’s request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Non-disturbance and Attornment Agreement (“SNDA”) in the form reasonably required by the applicable Mortgagee. Notwithstanding anything contained in this Lease to the contrary, (1) the obligation for commissions under Section 26.19 shall not be binding on, and will not be enforceable against, any of Owner’s Mortgagees, and (2) such commission obligation shall be unconditionally subordinate to the lien of any Mortgage, and any commissions otherwise payable under this Lease shall not be due or payable after an event of default under any such mortgage or other security interest. Notwithstanding anything to the contrary contained in this Section 20.2, the holder of any such Mortgage may at any time subordinate its mortgage to this lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of executing, delivery or recording and in the event such Mortgagee shall have the same rights with respect to this Lease as though this Lease has been executed prior to the executing, delivery and recording of such Mortgage and had been assigned to such Mortgagee.

20.3

Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any Mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such Mortgage. Tenant shall pay all rental payments required to be made pursuant to the terms of this Lease for the duration of the term of this Lease. Tenant’s attornment shall be effective and self-operative without the execution of any further instrument immediately upon Mortgagee’s succeeding Landlord’s interest in this Lease and giving written notice thereof to Tenant. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such Mortgagee or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such Mortgagee where such consent is required under applicable loan documents. Mortgagee shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under this Lease, or for the return of any sums which Tenant may have paid to Landlord under this Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Mortgagee. If Mortgagee, by succeeding to the interest of Landlord under this Lease, should become obligated to perform the covenants of Landlord hereunder, then, upon, any further transfer of Landlord’s interest by Mortgagee, all such obligations shall terminate as to Mortgagee.

20.4

Mortgagee Protection. Tenant agrees to give any Mortgagee of any Mortgage secured by the Premises, the Property he Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant concurrently with delivery to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any Mortgagee have any obligation to cure any default of the Landlord.

21. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE BUILDING, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE BUILDING IF THE BUILDING WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE BUILDING. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD INDEMNITEES. NEITHER LANDLORD NOR ANY LANDLORD INDEMNITEES SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD INDEMNITEES OR MORTGAGEES BE LIABLE TO TENANT FOR LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WHENEVER LANDLORD TRANSFERS ITS INTEREST, LANDLORD SHALL BE AUTOMATICALLY RELEASED FROM FURTHER PERFORMANCE UNDER THIS LEASE AND FROM ALL FURTHER LIABILITIES AND EXPENSES HEREUNDER AND THE TRANSFEREE OF LANDLORD’S INTEREST SHALL ASSUME ALL LIABILITIES AND OBLIGATIONS OF LANDLORD HEREUNDER FROM THE DATE OF SUCH TRANSER.

22. RELOCATION. Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building or other buildings within the same Project upon 60 days’ prior written notice to Tenant. From and after the date of the relocation, the Base Rent and Tenant’s Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property.

23. HOLDING OVER. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent (determined on a per month basis without reduction for partial months during the holdover) equal to two hundred percent (200%) of the Base Rent and Additional Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This Section shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all Losses resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys’ fees and brokerage commissions.

24. NOTICES. All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand and or sent by registered, express, or certified mail, with return receipt requested or with deliv6ry confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in

Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall repair any damage to and restore the condition of the Premises in accordance with Section 13.2. Tenant shall also remove all of Tenant’s Property and shall repair all damage to the Premises, the Building, the Common Area, Property or the Project caused by the installation or removal of Tenant’s Property. Tenant shall further patch and fill all holes within the Premises. All penetrations of the roof shall be resealed to a water tight condition. In no event shall Tenant remove from the Building any mechanical or electrical systems, including without limitation, any power wiring or power panels, lighting or lighting fixtures, wall coverings, drapes, blinds or other window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating and air conditioning equipment, fencing or security gates, load levelers, dock lights, dock locks or dock seals, or any wiring or any other aspect of any systems within the Premises, unless Landlord specifically permits or requires such removal in writing. Tenant shall surrender the Premises, together with all keys and security codes, to Landlord broom clean and in as good a condition as when received, ordinary wear and tear and damage by fire or casualty excepted. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements shall not be deemed “reasonable wear and tear”. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

26. MISCELLANEOUS.

26.1

Entire Agreement. This Lease, Addenda, Exhibits and Schedules set forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.2

Time of Essence; Business Days. Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease. For all purposes herein, a “business day” shall mean Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other industrial buildings in the area where the Building is located.

26.3

Attorneys’ Fees; Jury Trial Waiver. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

26.4

Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

26.5

Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located, and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state.

26.6

No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

26.7	Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 19, Tenant.

26.8	Third-Party Beneficiaries. Nothing herein is intended to create any third-party beneficiary.

26.9	Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof.

26.10

Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

26.11

Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

26.12	Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

26.13	Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever.

26.14	No Press Release. Any press release or other similar public statement regarding Tenant’s occupancy of the Premises or this Lease shall require the prior written approval of Landlord.

26.15

Landlord’s Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant’s Property (except merchandise sold in the ordinary course of business) as security for all of Tenant’s obligations hereunder, including, without limitation, the obligation to pay rent.

26.16

Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord’s prior written approval (not to be unreasonably withheld) and shall be subject to the CC&Rs and any applicable governmental laws, ordinances, and regulations and in compliance with Landlord’s signage program (if any). The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 13 (Alterations). Tenant, at Tenant’s sole cost and expense, shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal. Unless otherwise expressly agreed herein, Landlord reserves all rights to the use of the roof of the Building, including the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Tenant’s business. Landlord shall be entitled to all revenues from such advertising signs.

26.17

Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

26.18

Financial Statements. Tenant shall provide, and cause each Guarantor, if applicable, to provide to any Mortgagee, any purchaser of the Building, the Property and/or the Project or Landlord, within ten (10) days after request, a current, accurate, audited financial statement for Tenant and Tenant’s business (and Guarantor and Guarantor’s business, if applicable) and financial statements for Tenant and Tenant’s business (and Guarantor and Guarantor’s business, if applicable) for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied and certified by an officer of the Tenant (or Guarantor, if applicable) as being true and correct. Tenant shall also provide, and cause each Guarantor, if applicable, to provide, within said ten (10)-day period such other financial information or tax returns as may be reasonably required by Landlord, any purchaser of the Building, the Property and/or the Project or any Mortgagee of either. Tenant hereby authorizes Landlord, and shall cause each Guarantor, if applicable, to authorize Landlord to obtain one (1) or more credit reports on Tenant (and Guarantor, if applicable) at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

26.19

Brokerage Commission. Landlord shall pay a brokerage commission to Landlord’s Broker specified in the Basic Lease Information in accordance with a separate agreement between Landlord and Landlord’s Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker, agent or finder. Tenant warrants to Landlord that Tenant’s sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord’s Broker and Tenant’s Broker specified in the Basic Lease Information, and that no other broker, agent or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Tenant. Any commissions or fees payable to Tenant’s Broker with respect to this transaction shall be paid by Landlord’s Broker or Tenant, and Landlord shall have no obligation with respect thereto. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any Losses in connection with a claim by any person for a real estate broker’s commission, finder’s fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such Losses based upon any statement, representation or agreement of Landlord.

26.20

Authorization. If Tenant signs as a corporation, partnership, limited liability company, trust or other legal entity, then each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter this Lease.

26.21

Joint and Several. If Tenant consists of more than one person, then the obligation of all such persons shall be joint and several Jn such event, requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities, and notices to any one person or entity shall be deemed to have been given to all persons and entities.

26.22	Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

26.23

Consents. Except as otherwise provided elsewhere in this Lease, Landlord’s actual reasonable costs and expenses (including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor.

26.24

Force Majeure. “Force Majeure” as used in this Lease means delays resulting from causes beyond the reasonable control of Landlord, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Property or the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance , failure or inability to secure materials, supplies or labor through ordinary sources, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the Landlord, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

26.25

OFAC. Tenant hereby represents, warrants and certifies that: (i) neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specifically Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii)

neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, (Public Law 107-56), the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. If the foregoing representations are untrue at any time during the Lease Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

26.26

Roof Use by Landlord. Landlord reserves the right to use the surface of the roof in any manner which does not materially interfere with Tenant’s use of the Premises including, but not limited to, installation of telecommunication equipment, solar equipment or any CNN/other uses.

26.27

Guarantors. The Guarantors, if any, shall each execute a full payment and performance guaranty in a form provided by Landlord. It shall constitute an Event of Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (1) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (2) current financial statements, (3) an estoppel certificate, or (4) written confirmation that the guaranty is still in effect as a valid binding obligation.

26.28

Parking. Unless otherwise directed by Landlord, Tenant shall have the right to park in common with other tenants of the Project in those areas designated by Landlord for nonreserved parking. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may, but is not obligated to, designate exclusive parking spaces for Tenant and other tenants in the Property and/or Project if Landlord reasonably determines that such designation is necessary. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. The parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, SUV’s or pick-up trucks (“Permitted Size Vehicles”). Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. No vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Area.

26.29

Common Area. Tenant may, subject to rules prescribed by Landlord, use the following areas on the Land or within the Building (“Building Common Area”) that are designated by Landlord to be used in common with Landlord and/or other tenants of the Building: hallways, stairwells, entranceways, restroom facilities, refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities located in the Building and/or on the Land designated by Landlord from time to time for the common use of all tenants of the Building. Tenant may, subject to any CC&Rs and any Rules or Regulations, use the following areas of the Project (“Project Common Area”) in common with Landlord, tenants of the Building and/or other owners, tenants or lawful users of the Project: refuse facilities, landscaped areas, roads, driveways necessary for access to the Premises, parking spaces, retention basins and other common facilities designated by Landlord from time to time for the common use of all tenants and owners of the Project. The Building Common Area and the Project Common Area are collectively referred to herein as the “Common Area”. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord’s failure to enforce, any of the Rules or Regulations or CC&Rs or any other terms or provisions of such tenant’s or occupant’s lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord may change the shape and size of the Common Areas, including the addition of, elimination of or change to any improvements located in the Common Areas, so long as such change does not have a material adverse impact on Tenant.

26.30

Counterparts. This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

26.31

Light and Air. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.

26.32

Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Landlord’s prior written consent, which Landlord may withhold in its sole discretion. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

26.33

Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

26.34

Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Applicable Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

26.35

Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expenses any setoff of the Rent or other amounts owing hereunder against Landlord.

26.36

Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.

26.37

Energy Usage. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption at the Building that Landlord may request.

[SIGNATURE PAGE FOLLOWS]

Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company

By:	/s/ Joseph Finnigan
	Name:	Joseph Finnigan
	Title:	Vice President

TENANT:

THORNE RESEARCH, INC.,
a South Carolina corporation

By:	/s/ Thomas P. McKenna
	Name:	Thomas P. McKenna
	Title:	Chief Operating Officer

Oct 24, 2019

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510.

EXHIBIT A

EXHIBIT B

WORK LETTER

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.

Initial Tenant’s Work. Tenant shall perform improvements to the Premises in accordance with the work list attached hereto as Schedule 1 (the “Work List”). The improvements to be performed by Tenant in accordance with the work set forth on Schedule 1 shall constitute Alterations and Tenant’s Work for all purposes under the Lease and are hereinafter referred to as the “Initial Tenant’s Work”. Tenant and its contractors shall not have the right to perform the Initial Tenant’s Work in the Premises unless and until Tenant has complied with all of the terms and conditions of the Lease with respect to Alterations and Tenant’s Work, including, without limitation, as set forth in Exhibit F to the Lease, and until Landlord has approved the final plans for the Initial Tenant’s Work and the contractors to be retained by Tenant for the Initial Tenant’s Work. Tenant shall be responsible for all elements of the plans for the Initial Tenant’s Work (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances, equipment, trade fixtures and inventory), and Landlord’s approval of such plans shall in no event relieve Tenant of the responsibility therefor. Once the Initial Tenant’s Work is approved by Landlord, no changes to the scope of or plans for the Initial Tenant’s Work may be made by Tenant without Landlord’s prior approval. Landlord’s approval of the contractors (including, without limitation, any architects or engineers) to perform the Initial Tenant’s Work shall not be unreasonably withheld. Landlord’s approval of the general contractor to perform the Initial Tenant’s Work shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required by Landlord, (iii) does not have the ability to be bonded for the work in an amount satisfactory to Landlord, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state and municipality in which the Premises, is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2.

Cost of the Initial Tenant’s Work. Promptly after obtaining Landlord’s approval of the plans for the Initial Tenant’s Work and before commencing construction of the Initial Tenant’s Work, Tenant shall deliver to Landlord a reasonably detailed estimate of the cost of the Initial Tenant’s Work. No advance of the Construction Allowance (hereinafter defined) shall be made by Landlord until Tenant has first paid to the general contractor from its own funds (and

EXHIBIT B

provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected total costs for the Initial Tenant’s Work exceed the amount of the Construction Allowance (the “Excess Costs”). Landlord reserves the right to deduct the fee set forth in Section 4(b) of Exhibit F to the Lease from the Construction Allowance.

3.	Construction and Construction Allowance.

(a) Provided Tenant is not in default under the Lease, Landlord agrees to contribute up to Eighteen Thousand Dollars ($18,000.00) (the “Construction Allowance”) toward the cost of performing the Initial Tenant’s Work. The Construction Allowance may only be used for hard costs in connection with the Initial Tenant’s Work. Following Tenant’s payment of the Excess Costs, the Construction Allowance, less a ten percent (10%) retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant in periodic disbursements within forty-five (45) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of MA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all of the Initial Tenant’s Work for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Tenant’s Work; (v) plans and specifications for the Initial Tenant’s Work, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building and Premises; (vi) copies of all construction contracts for the Initial Tenant’s Work, together with copies of all change orders, if any (which change orders must have been approved in advance by Landlord); and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Tenant’s Work. Upon completion of the Initial Tenant’s Work, and prior to final disbursement of the Construction Allowance, Tenant shall furnish Landlord with: (1) general contractor’s and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Tenant’s Work, (5) the certification of Tenant and its architect that the Initial Tenant’s Work has been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances, and (6) a final certificate of occupancy for the Premises, if applicable. In no event shall Landlord be required to disburse the Construction Allowance more than one time per month. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Construction Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

(b) In no event shall the Construction Allowance be used as a credit against Rent or for the purchase of equipment, furniture or other items of personal property of Tenant. In the event Tenant does not submit to Landlord a written request for payment of the entire Construction

EXHIBIT B

Allowance (together with all of the documents and certificates required for such payment) by the date that is ninety (90) days after the Commencement Date, any portion of the Construction Allowance not disbursed to Tenant shall automatically accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Tenant’s Work and/or Construction Allowance.

4.	Miscellaneous.

(a) Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Construction Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

(b) This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT B

SCHEDULE 1 TO EXHIBIT B

WORK LIST

1.	Seal the warehouse man door to prevent dust, debris, etc.

2.	Install an edge of dock leveler.

3.	Ensure the warehouse is kept at a controllable temperature at or below 80 degrees Fahrenheit.

EXHIBIT B

EXHIBIT C

PROHIBITED USE

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

In no event shall Tenant use its Premises or occupancy of any part of the Premises in a manner constituting a Prohibited Use (as defined below). If Tenant uses the Premises for a purpose constituting a Prohibited Use, violates any Applicable Laws, or causes the Building to be in violation of any Applicable Laws, then Tenant shall promptly discontinue such use upon notice of such violation.

“Prohibited Use” shall mean the use of any part of the Premises for the following types of operations and activities:

1.	automobile/truck/forklift maintenance, repair or fueling;
2.	battery manufacturing or reclamation;
3.	ceramics and jewelry manufacturing or finishing;
4.	chemical (organic or inorganic) storage, use or manufacturing;
5.	drum recycling;
6.	dry cleaning;
7.	electronic components manufacturing;
8.	electroplating and metal finishing;
9.	explosives manufacturing, use or storage;
10.	leather production, tanning or finishing;
11.	machinery and tool manufacturing;
12.	medical equipment manufacturing and hospitals;
13.	metal shredding, recycling or reclamation;
14.	metal smelting and refining;
15.	mining;
16.	paint, pigment and coating operations;
17.	petroleum refining;
18.	plastic and synthetic materials manufacturing;
19.	solvent reclamation;
20.	tire and rubber manufacturing;
21.	fertilizer storage;
22.	residential use or occupancy;
23.	auctions of any type;
24.	retail sales of any type;
25.	tire storage;
26.	hazardous waste treatment, storage or disposal; and
27.	above and/or underground storage tanks.

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings in the Lease.

1.	No vehicle or equipment shall remain upon the Common Area longer than seventy-two (72) hours.

2.

Signs will conform to sign standards and criteria established from time to time by Landlord. No signs, placards, pictures, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, advertisements, names or notices without notice to and at the expense of Tenant.

3.

No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Premises or on the grounds, without the written consent of the Landlord in each instance. Any device installed without such written consent shall be subject to removal without notice.

4.	No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

5.

The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.

6.	No open storage shall be permitted in the Project.

7.	All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, in the manner specified by Landlord.

8.	Tenant shall not disturb, solicit, or canvass any occupant of the building and shall cooperate to prevent same.

9.

No noxious or offensive trade or activity shall be carried on upon any units or any part of the Common Area nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project.

EXHIBIT D

10.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by. Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

11.	Landlord reserves the right to make such amendments to these rules and regulations from time to time as are nondiscriminatory and not inconsistent with the Lease.

EXHIBIT D

EXHIBIT E

INTENTIONALLY OMITTED

EXHIBIT E

EXHIBIT F

REQUIREMENTS FOR IMPROVEMENTS OR ALTERATIONS BY TENANT

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

If Landlord shall permit Tenant to construct any initial tenant improvements in the Premises or to have any Alterations performed in the Premises at any time prior to or during the Term by a contractor retained by Tenant (“Tenant’s Work”), then Tenant shall comply with the requirements set forth herein. If Tenant’s Work has been properly authorized, Tenant will receive written approval and consent for alterations to the Premises.

1. SUBMITTAL OF PLANS. Prior to commencing any Tenant’s Work, Tenant shall submit to Landlord for approval its proposed plans for Tenant’s Work. Without limiting the foregoing, if required by Landlord and reasonable under the circumstances, Tenant shall provide:

(a) A schedule of all work to be performed.

(b) A separate scale drawing denoting all proposed construction and/or demolition, if necessary.

(c) A separate drawing for each trade proposing structural, electrical, mechanical, civil or landscaping modifications.

(d) All dimensions and complete references to all work to be performed in the affected areas.

(e) If adding extra electrical or mechanical equipment, provide complete operating and maintenance specifications for each item.

Landlord’s failure to respond to a written request from Tenant within ten (10) business days following Tenant’s written request shall be deemed be Landlord’s disapproval of the applicable request for approval hereunder.

2. CHECKLIST/BUILDING PERMITS. With respect to each project, Landlord will provide Tenant with a checklist listing the items required to be furnished to Landlord in connection with the proposed work. Tenant shall furnish to Landlord prior to, during, or upon completion of Tenant’s Work, as applicable, each of the items specified in the checklist attached hereto as Attachment 1. Prior to commencing any of the Tenant’s Work requiring any permit under Applicable Law, Tenant shall provide Landlord with copies of all permits secured in connection with any of the Tenant’s Work, along with the plans submitted in connection with such permits. Upon completion of the Tenant’s Work, Tenant shall provide copies of the final inspection, a certification of occupancy to the extent required under Applicable Law, and a notice of completion.

EXHIBIT F

3. CONTRACTORS PROVIDING TENANT IMPROVEMENT SERVICES.

(a) The contractor employed by Tenant and any subcontractors shall be (i) duly licensed in the state in which the Premises are located, and (ii) subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. If more than one trade is employed on a single job, state law requires the services of a general contractor in addition to contractors for specialty work being performed.

(b) Each contractor shall provide proof of licensing as a general or specialty contractor in accordance with Applicable Laws.

(c) Tenant shall use Landlord’s subcontractor for mechanical, electrical, plumbing, roofing and roofing consultant.

(d) Tenant and Tenant’s contractors shall comply with all Applicable Laws pertaining to the performance of Tenant’s Work and the completed improvements and all applicable safety regulations established by Landlord or the general contractor.

(e) Prior to commencement of any work in the Premises, Tenant and Tenant’s contractors (and any subcontractors) shall have a signed contract/service agreement in place listing the insurance requirements specifically naming the Landlord as an additional insured on their general liability insurance policy and having an indemnification section indemnifying Landlord and shall obtain and provide Landlord with certificates evidencing Workers’ Compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Landlord. Each general contractor (and any subcontractor) employed on the Premises shall provide Landlord with a current certificate of insurance in effect for that contractor with a thirty (30) day notice of cancellation or revocation clause. Insurance requirements are as follows:

(i) Commercial General Liability with a $2,000,000.00 Combined Single Limit covering the liability of Landlord and contractor for bodily injury and property damage arising as a result of the construction of the improvements and the services performed thereunder. The insurance certificate shall be submitted to Landlord for approval, and all General Liability insurance policies shall name as Additional Insureds Landlord, any successor in interest thereto, any Mortgagee of Landlord, any managing agent of Landlord, and owner of any of the foregoing, and any beneficiary, officer, director, employee, or agent of any of the foregoing.

(ii) Business Automobile Liability with a $2,000,000.00 Combined Single Limit covering Landlord and vehicles used by contractor (and any subcontractor) in connection with the construction of the improvements.

(iii) Workers’ Compensation and Employer’s Liability as required by law, for employees of the contractor (and any subcontractors) performing work on the Premises.

EXHIBIT F

(f) The following requirements shall be incorporated as “Special Conditions” into the contract between Tenant and its contractors and a copy of the contract shall be furnished to Landlord prior to the commencement of Tenant’s Work:

(i) Prior to start of Tenant’s Work, Tenant’s contractor shall provide Landlord with a construction schedule in “bar graph” form indicating the completion dates of all phases of Tenant’s Work.

(ii) Tenant’s contractor shall be responsible for the repair, replacement and clean-up of any damage done by it to the Premises and other contractors’ work which specifically includes accessways to the Premises which may be concurrently used by others.

(iii) Tenant’s contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after the contractor’s initial acceptance of the Premises shall be done by Tenant’s contractor, which shall include the removal from the Property of any excess dirt or debris.

(iv) Tenant’s contractor shall contain its storage of materials and its operations within the Premises and such other space as it may be assigned by Landlord or Landlord’s contractor. Should Tenant’s contractor be assigned space outside the Premises, it shall move to such other space as Landlord or Landlord’s contractor shall direct from time to time to avoid interference or delays with other work.

(v) Tenant’s contractor shall clean up the construction area and surrounding exterior areas daily. All trash, demolition materials and surplus construction materials shall be stored within the Premises and promptly removed from the Premises and the Property and disposed of in an approved sanitation site.

(vi) Tenant’s contractor shall provide temporary utilities, portable toilet facilities, and potable drinking water as required for its work within the Premises and shall pay to Landlord or Landlord’s contractor the cost of any temporary utilities and facilities provided by Landlord or Landlord’s contractor at Tenant’s contractor’s request.

(vii) Tenant’s contractor shall notify Landlord or Landlord’s property manager of any planned work to be done on weekends or other than normal job hours.

(viii) Tenant’s contractor or subcontractors shall not post signs on any part of the Property or on the Premises.

(g) If required by Landlord and reasonable under the circumstances, Tenant shall provide Landlord with a set of “As-Built” drawings for any work performed to the Premises.

4. COSTS.

(a) Tenant shall promptly pay all costs and expenses in connection with or arising out of the performance of Tenant’s Work (including the costs of permits therefor) and shall furnish to Landlord evidence of such payment upon request.

EXHIBIT F

(b) Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any alteration and/or addition, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Tenant shall pay Landlord an amount equal to five percent (5%) of the total hard costs of construction and installation of Tenant’s Work as compensation to Landlord for review of plans, use of facilities and other miscellaneous costs of Landlord incurred as a result of such work.

5. CONTRACTOR’S BONDS. If required by Landlord and reasonable under the circumstances, prior to the commencement of construction, Tenant shall obtain or cause its contractor to obtain and deliver evidence thereof to Landlord payment and performance bonds covering the faithful performance of the contract for the construction of the Tenant’s Work and the payment of all obligations arising thereunder and shall furnish to Landlord evidence of such bonds upon request. In the alternative, and at Landlord’s option, Tenant may appoint Landlord as its contractor, and in so doing, Tenant shall deposit with the Landlord a sum of money equal to the entire amount of the estimated construction cost, as is required for the installation of the Tenant improvements on the Premises. If Tenant deposits with Landlord monies for construction costs, it is agreed that Landlord will not be placed in a fiduciary capacity as a trustee, or any other fiduciary title, for the sums of monies in Landlord’s possession. Tenant agrees to hold Landlord harmless from any and all claims, for workmanship and installation of improvements, and for merchantability and quality of goods used for the installation of Tenant’s improvements, as are requested by Tenant. Any bonds obtained pursuant hereto shall be for the mutual benefit of both Landlord and Tenant as obligees and beneficiaries.

6. BUILDING STANDARDS. All work shall (a) be performed during Landlord’s designated hours for construction work, (b) conform to Landlord’s established rules (including clean up rules), regulations, building standards and specifications, (c) not interfere with any other tenant of Landlord, nor block any access points, (d) comply with any CC&Rs and all laws, rules and regulations. Tenant is required to make these standards part of the construction documents.

7. ROOF PENETRATIONS. If improvements penetrate the roof membrane, the penetrations will be sealed per Landlord or Landlord’s consultant’s roofing specifications and inspected by Landlord or Landlord’s consultant to maintain the roof warranty. The cost of inspection and all corrective work shall be borne by Tenant. Tenant shall use Landlord’s original roofing contractor for any inspection or work to be done on the roof of the Building.

8. BUILDING MODIFICATIONS. Work will only be approved within the confines of a given space. Tenant will not be allowed to modify building exterior or mechanical and electrical service as provided to the building in common with other tenants.

9. ELECTRICAL WORK. All electrical work shall only be for electrical panels located within the Premises. Additional service requirements shall be secured only by direction of Landlord.

10. CLEAN UP AND DISPOSAL OF CONSTRUCTION DEBRIS. Tenant shall comply with Landlord’s rules regarding clean up. Building trash containers are provided for office generated trash only and are not to be used for disposal of construction-related materials and debris. Unapproved usage will result in a penalty assessment to the Tenant equal to the cost of an extra pick-up service as provided under the current rate schedule of regular trash removal service.

EXHIBIT F

11. INSPECTION BY LANDLORD. Landlord reserves the following rights: (i) the right of inspection prior to, during and at completion of all construction and/or demolition, (ii) the right to post and record a notice of nonresponsibility in conformity with the law of the state or commonwealth in which the Building is located, and (iii) the right to order a total stop to all improvements underway for non-compliance with any of the requirements hereof.

12. GENERAL PROVISIONS.

(a) If Landlord has agreed to provide an allowance toward the cost of tenant improvements, Landlord shall retain from such funds an amount determined by Landlord until Tenant has fully complied with the requirements hereof.

(b) Nothing contained herein shall make or constitute Tenant as the agent of Landlord.

(c) All materials work, installations and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the Term or throughout the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever.

EXHIBIT F

ATTACHMENT 1 TO EXHIBIT F

ITEMS TO BE FURNISHED TO LANDLORD FOR EACH WORK OF IMPROVEMENT

This Attachment 1 to Exhibit F is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	Plan of Alterations for Landlord Approval.

2.	Contractor(s), Address, Telephone Number, Contact Person.

3.	Copy of Contractor’s State and City Business License.

4.	Copy of all permits including, but not limited to, the Building Permit.

5.	Copy of Final Inspection and Signed Building Permit Cards.

6.

Copy of Certificate of Insurance Naming Landlord, Landlord’s Mortgagee, if any, any property management company of Landlord for the Premises, and any other party designated by Landlord as Additional Insured. Insurance to include Comprehensive General Liability, Comprehensive Auto, Workers’ Compensation and Employer’s Liability.

7.	Signed Unconditional lien waiver in favor of the Landlord.

8.	Schedule of Work.

9.	Copy of Completion and Payment Bond.

10.	Architect’s License and Expiration.

11.	Tenant and Architect Agreement.

12.	Tenant and Contractor Agreement.

13.	Copy of Permit Plans.

14.	Copy of As-Builts.

15.	Copy of Recorded Notice of Completion.

16.	Certificate of Occupancy.

17.	Evidence of Insurance for All-Risk/Builder’s Risk Insurance to the Amount of Improvements.

EXHIBIT F

EXHIBIT G

HAZARDOUS MATERIALS SURVEY FORM

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The purpose of this form is to obtain information regarding the use of Hazardous Materials on the Premises. Prospective lessees should answer the questions in light of their proposed operations on the Premises. Existing lessees should answer the questions as they relate to ongoing operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated. Any questions should be directed to, and when completed, the form should be mailed to:

1.	GENERAL INFORMATION

Company Name: Thorne Research, Inc.

Check Applicable Status: Prospective Lessee: XXX Current Lessee:

Mailing Address: 620 Omni Industrial Blvd., Summerville, South Carolina 29486

Contact Person and Title: Kim R. Pearson, General Counsel

Phone #: 843-494-5247

Address of Premises: 533 Stone Road, Benicia, California 94510

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

The Premises will be used as storage for finished nutritional supplement products manufactured by the Lessee in South Carolina and transported to the Premises. The manufacture and storage of the Lessee’s finished nutritional supplement products is regulated by the U.S. Food and Drug Administration pursuant to Title 21 Code of Federal Regulations Part 111. The Lessee’s finished nutritional supplements products will be shipped from the Premises to end users (health-care practitioners and consumers) in the United States who purchase the finished products from Lessee.

EXHIBIT G

2.	STORAGE OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used or stored on the Premises?

Wastes                                                  Yes                No         XXX

Chemical Products                              Yes                 No         XXX

Attach the list of any Hazardous Materials to be used or stored, the quantities that will be on site at any given time, and the location and method of storage.

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, or other Hazardous Materials in tanks or sumps proposed or currently conducted on the Premises?

Yes                 No         XXX

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such materials.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes                 No

If yes, attach results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes             No

If yes, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes                 No

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

EXHIBIT G

3.5	Have any underground storage tanks or sumps been taken out of service or been removed?

Yes                 No

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS

4.1	During the past year, have any spills occurred on the Premises?

Yes                 No         XXX

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills?

Yes                 No

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any cleanup actions undertaken in connection with the spill?

Yes                 No

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or ground water sampling done upon completion of the cleanup work.

5.	WASTE MANAGEMENT

5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes                 No         XXX

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes                 No         XXX

If so, attach a copy of the most recent report files.

EXHIBIT G

5.3	Attach a list of the Hazardous Materials, if any, generated or to be generated at the Premises, its hazard class and the quality generated on a monthly basis.

5.4	Describe the method(s) of disposal for each material. Indicate where and how often disposal will take place.

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous manifests completed for off-site shipments of Hazardous Materials.

5.6	Is any treatment or processing of Hazardous Materials currently conducted or proposed to be conducted at the Premises:

Yes                 No         XXX

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises.

6.	WATER TREATMENT / DISCHARGE

6.1	Do you discharge wastewater to: storm drain? sewer? surface water?

no industrial discharge.

No storm drain?

No sewer?

No surface water?

No no industrial discharge.

6.2	Is your wastewater treated before discharge?

Yes                 No

If yes, describe the type of treatment conducted.

EXHIBIT G

Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

7.	AIR DISCHARGES

7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes                         No         XXX

7.2	Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

No         Spray booth

No         Dip tank

No         Drying oven

No         Incinerator

No         Other ____________________________

No         No Equipment Requiring Air Permits

7.3	Are air emissions from your operation monitored?

Yes                 No         XXX

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations on the Premises.

8.	HAZARDOUS MATERIALS DISCLOSURES

8.1	Does your company handle Hazardous Materials in a quantity equal to or exceeding an aggregate of 500 pound, 5 gallons, or 200 cubic feet?

Yes                 No         XXX

EXHIBIT G

8.2	Has your company prepared a Hazardous Materials management plan (“Business Plan”) pursuant to the Fire Department requirements for the County in which the Premises is located?

Yes                 No         XXX

8.3	Are any of the chemicals used in your operation regulated under Proposition 65? (for California properties only)

Yes                 No         XXX

If so, describe the actions taken, or proposed actions to be taken, to comply with the proposition.

8.4	Describe the procedure followed to comply with OSHA Hazard Communication Standard requirements.

Yes                 No         XXX

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes                 No         XXX

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operation?

Yes                 No         XXX

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes                 No         XXX

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes                 No         XXX

EXHIBIT G

9.5	Have there been any problems or complaints from neighbors at the company’s current facility?

Yes                 No         XXX

FOR THORNE RESEARCH, INC.

By:	Kim R. Pearson

Title: General Counsel

Date: October 21, 2019

EXHIBIT G

EXHIBIT H

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.

California Civil Code Section 1938. Pursuant to California Civil Code § 1938(a), Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant obtains a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

2.	Extension Option.

2.1

Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one (1) additional period of five (5) years beginning on the day immediately following the expiration date of the Lease and ending on the fifth (5th) anniversary of such expiration date (the “Extension Term”), if:

(a)

not less than nine (9) and not more than twelve (12) full calendar months before the expiration date of the Lease, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option;

(b)	no Event of Default exists when Tenant delivers the Extension Notice;

EXHIBIT H

(c)	no part of the Premises is sublet when Tenant delivers the Extension Notice; and

(d)	the Lease has not been assigned before Tenant delivers the Extension Notice.

2.2	Terms Applicable to Extension Term.

A. During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market (defined in Section 2.5 below) rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B. During the Extension Term Tenant shall pay Tenant’s Share of Operating Expenses and Real Property Taxes for the Premises in accordance with the Lease.

2.3

Procedure for Determining Prevailing Market. Within thirty (30) days after receiving the Extension Notice, Landlord shall give Tenant written notice (“Landlord’s Notice”) stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. Tenant, within fifteen (15) days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in Landlord’s Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within thirty (30) days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Extension Option shall be of no further force or effect.

2.4

Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 2.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of the Lease, and other appropriate terms in accordance with this Section 2, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within fifteen (15) days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 2.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

2.5

Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space

EXHIBIT H

comparable to the Premises in the Building and industrial buildings comparable to the Building in the Benicia, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

2.6

Subordination. Notwithstanding anything herein to the contrary, Tenant’s Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or the Project existing on the date hereof.

EXHIBIT A

EXHIBIT I

JUDICIAL REFERENCE

This Exhibit is attached to and made a part of the Multi-Tenant Industrial Triple Net Lease (the “Lease”) by and between ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”), for space in the Building located at 533 Stone Road, Benicia, California 94510. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

IF THE JURY-WAIVER PROVISIONS OF SECTION 26.3 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter — except for copies ordered by the other parties — shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 26.3 of this Lease. The venue of the proceedings shall be in the county in which the Premises are located. Within ten (10) days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit I, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10)-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages,

EXHIBIT I

nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Applicable Law. The reference proceeding shall be conducted in accordance with California Applicable Law (including the rules of evidence), and in all regards, the referee shall follow California Applicable Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit I. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit I shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

EXHIBIT I